                                                   As filed on November 20, 1998
                                                   Registration No.333-31861



                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                ______________________________________________

                     POST-EFFECTIVE AMENDMENT NUMBER 1 TO
                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933
                          COMMISSION FILE NO. 1-12909


                         INTERNATIONAL COMPUTEX, INC.
                         ---------------------------
            (Exact name of registrant as specified in its charter)

         GEORGIA                                    58-1938206
(State or other jurisdiction                      (IRS Employer
of incorporation or organization)               Identification No.)


                         International CompuTex, Inc.
                   5500 Interstate North Parkway, Suite 507
                          Atlanta, Georgia 30328-4662
                                (770) 953-1464
            -------------------------------------------------------
             (Address of registrant's Principal Executive Offices)

                          1996 Stock Option Plan and
           1995 Restricted Nonqualified Incentive Stock Option Plan
                          (collectively, the "Plans")
                          (Full titles of the plans)
                ---------------------------------------------
                                 Henry B. Levi
                           Gambrell & Stolz, L.L.P.
                          Suite 4300, SunTrust Plaza
                          303 Peachtree Street, N.E.
                            Atlanta, Georgia 30308
                                (404)  577
            ------------------------------------------------------
                    (Name and address of agent for service)

                       Copies of all communications to:
                  Haim E. Dahan, Chief Executive Officer and
                   Ralph E. Walter, Chief Financial Officer
                         International CompuTex, Inc.
                   5500 Interstate North Parkway, Suite 507
                          Atlanta, Georgia 30328-4662
                                (770) 953-1464

BACKGROUND
----------

On July 23, 1997, the Issuer filed with the Commission Registration Statement No. 333-31861 on Form S-8 in order to register 500,000 shares of Common Stock for issuance pursuant to the Issuer's 1996 Stock Option Plan. Under the Plan, 27,380 shares were issued under that Registration Statement pursuant to exercise of options during the period July 23, 1997 through July 23, 1998, leaving 472,620 registered shares unissued. A new Registration Statement on Form S-8, Registration No. 333-59777, was filed on July 24, 1998, registering 872,620 shares of Common Stock under the Plan. The new Registration Statement was and is intended to replace Registration Statement No. 333-31861. The new Registration Statement applies to all shares issued pursuant to options exercised under the Plan on or after July 24, 1998.

DEREGISTRATION
--------------

Based upon the foregoing, the Issuer hereby deregisters the 472,620 shares of Common Stock heretofore registered and not sold pursuant to Registration Statement No. 333-31861.



                               Page 2 of 3 Pages

                                  SIGNATURES
                                  ----------

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized in the State of Georgia, on November 18, 1998.

                          INTERNATIONAL COMPUTEX, INC.


                          By:  /s/ Haim E. Dahan
                              -------------------------------------------------
                              Haim E. Dahan, Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed below by the following persons in the capacities and on the dates indicated.

Name                        Capacity                         Date
----                        --------                         ----

           *                Director                         November 18, 1998
------------------------
Leo Benatar

/s/ Haim E. Dahan           Director, Chief Executive        November 18, 1998
------------------------    Officer (Principal Executive
Haim E. Dahan               Officer) and President


/s/ Michael J. Galvin       Director and Vice President      November 18, 1998
------------------------    of Research and Development
Michael J. Galvin

           *                Director and Treasurer           November 18, 1998
------------------------
Patricia Tuxbury Salem

           *                Director                         November 18, 1998
------------------------
Hugh E. Sawyer

/s/ Ralph E. Walter         Chief Financial Officer and      November 18, 1998
------------------------    Controller (Principal Financial
Ralph E. Walter             and Accounting Officer)



*By: /s/ Haim E. Dahan                                       November 18, 1998
     ----------------------------------
     Haim E. Dahan, as Attorney-in-Fact


                               Page 3 of 3 Pages